Filed Pursuant to Rule 424(b)(3)
                                         File No. 333-129071
_____________________________________________________________________________

                          DELTA PETROLEUM CORPORATION

                     SUPPLEMENT NO. 1 DATED MAY 31, 2007
                    TO PROSPECTUS DATED NOVEMBER 30, 2005


     Touradji Global Resources Master Fund, Ltd. has transferred 60,000 of the shares offered by the prospectus to Touradji Deeprock Master Fund Ltd. The Selling Shareholder table is revised to make the following changes as to Touradji Global Resources Master Fund, Ltd. and Touradji Deeprock Master Fund Ltd. to reflect the transfer and update certain other information:

                                   Shares                           Shares
                               Beneficially Owned               Beneficially Owned
                               Prior to the Offering            After the Offering(1)
                               ---------------------  Shares    ---------------------
                                          Percent     Offered                Percent
Selling Shareholder            Number     of Class    Hereby     Number      of Class
-------------------            -------    ---------   -------    ------      ---------

Touradji Global Resources
Master Fund, Ltd.            2,255,056     3.43%      945,562   1,309,494      1.99%

Touradji Deeprock Master
Fund Ltd.                      482,028     0.73%       60,000     422,028      0.64%


The selling shareholders listed above have provided us with additional information regarding the individuals that exercise control over the selling shareholder. The following is a list of the selling shareholders and the natural person or persons with voting or investment power for the shares:

* Touradji Global Resources Master Fund, Ltd. and Touradji Deeprock Master Fund Ltd.: Paul Touradji.